Exhibit 99.1

Control4 Reports Financial Results for the Third Quarter of 2017

Revenue Growth and Operational Execution Drive Strong Financial Results

SALT LAKE CITY —November 2, 2017 4:05 PM EST — Control4 Corporation (NASDAQ: CTRL), a leading global provider of smart-home and networking solutions, today announced financial results for its third quarter ended September 30, 2017.

Revenue for the third quarter of 2017 was a record $64.7 million, compared to revenue of $55.2 million for the third quarter of 2016, representing year-over-year growth of 17%.

GAAP net income for the third quarter of 2017 was $5.2 million, or $0.19 per diluted share, compared to GAAP net income in the third quarter of 2016 of $1.8 million, or $0.07 per diluted share.

Non-GAAP net income for the third quarter of 2017 was $9.6 million, or $0.35 per diluted share, compared to non-GAAP net income in the third quarter of 2016 of $6.4 million, or $0.26 per diluted share. A reconciliation of GAAP to non-GAAP financial information is contained in the attached tables.

Unrestricted cash and net investments increased by $6.8 million to $71.7 million as of September 30, 2017, compared to $64.9 million as of June 30, 2017.

“We continue to execute on our strategy to enhance and deliver industry-leading connected-home solutions through our expert channel. Worldwide we are seeing positive reception by our dealers and end-customers for our new products released this September across our Control4, Pakedge and Triad brands.” said Martin Plaehn, chairman and chief executive officer of Control4. “Our recent business performance aligns with the positive opportunities we see for our products, dealers, and partners in delivering fantastic connected-experiences to homeowners, families, and businesses.”

Commenting on the company’s financial results, Mark Novakovich, chief financial officer of Control4, added: “Our revenue growth and operational execution have resulted in improved net income margin, positive cash flows and a strong balance sheet which enables us to continue driving our business strategies forward to enhance shareholder value.”

Q4 and Full-Year 2017 Guidance

Control4 expects revenue in the fourth quarter of 2017 to be between $66.3 million and $68.3 million. Control4 expects non-GAAP net income for the fourth quarter of 2017 to be between $9.2 million and $10.2 million, or, based on an expected 27.3 million weighted average shares outstanding (diluted), between $0.33 and $0.37 per diluted share. Control4 expects revenue for the full year 2017 to be between $242.5 million and $244.5 million. Control4 expects non-GAAP net income to be between $30.2 million and $31.2 million, or, based on an expected 27.3 million weighted average shares outstanding (diluted) in the fourth quarter, between $1.13 and $1.16 per diluted share.

Control4 does not provide forward guidance on GAAP net income because certain non-GAAP adjustments are inherently difficult to forecast, whereas others relate to the amortization or expensing of items tied to historical events. For the fourth quarter of 2017, we expect non-GAAP adjustments for stock compensation expense and amortization of intangible assets to be between $2.9 million and $3.2 million, and between $1.2 million and $1.4 million, respectively.

Additional Financial and Operational Metrics

Revenue ($ mm)	3Q 2017	2Q 2017	3Q 2016

North America Core Revenue	48.7	47.4	43.0
International Core Revenue	14.0	12.8	10.5
Other Revenue(1)	2.0	1.2	1.7
Total Revenue	64.7	61.4	55.2

(1) Primarily consists of hospitality revenue as well as the sale and installation of specialty display products

	3Q 2017	2Q 2017	3Q 2016

Dealer Adds(2)
North America	69	61	92
International	61	49	85
Total Dealer Adds	130	110	177

Active Dealers(2), (3)
North America	3,019	2,985	2,867
International	1,148	1,120	1,023
Total Active Dealers	4,167	4,105	3,890

Total Dealers(2)
North America	3,139	3,085	2,919
International	1,283	1,242	1,104
Total Dealers	4,422	4,327	4,023

Controller Shipments	26,814	26,142	26,240

(2)These dealer figures only include dealers authorized to sell and install the full Control4 line of products and exclude the 1,100 dealers that are currently authorized to sell only the Pakedge and Triad line of products.

(3) We define an active, authorized dealer (“active dealer”) as one that has placed an order with us in the trailing 12-month period.

Conference Call

On November 2, 2017, Control4 Corporation (NASDAQ: CTRL) will host an investor conference call and will webcast the event beginning at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). To access the conference call, dial 719-457-2692 or 800-310 -1961 (toll free) and enter passcode 7444625.

The webcast and replay will be accessible on Control4’s investor relations website at http://investor.control4.com/.  A replay of the conference call will be available within two hours of the conclusion of the conference call through November 16, 2017.  To access the replay, please dial 719-457-0820 or 888-203-1112 and enter passcode 7444625.

About Control4 Corporation:

Control4 [NASDAQ: CTRL] is a leading global provider of automation and networking systems for homes and businesses, offering personalized control of lighting, music, video, comfort, security, communications, and more into a unified smart home system that enhances the daily lives of its consumers. Control4 unlocks the potential of connected devices, making networks more robust, entertainment systems easier to use, homes more comfortable and energy efficient, and provides families more peace of mind. Today, every home and business needs automation horsepower and a high-performance network to manage the increasing number of connected devices. The Control4 platform interoperates with more than 10,900 third-party consumer electronics products, ensuring an ever-expanding ecosystem of devices will work together. Control4 is now available in 100 countries. Leveraging a professional channel that includes over 5,500 custom integrators, retailers, and distributors authorized to sell the full-line of Control4 products, Pakedge branded networking solutions and Triad Speakers, Control4 is delivering intelligent solutions for consumers, major consumer electronics companies, hotels, and businesses around the world.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4’s financial outlook. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4’s most recent Annual Report on Form 10-K, as well as subsequent reports and documents filed with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Control4’s views as of the date of this press release. The company anticipates that subsequent events and developments may cause its views to change. Control4 has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Control4’s stated results include certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP gross margin percentage, non-GAAP income (loss) from operations, non-GAAP operating income percentage, non-GAAP net income (loss), and non-GAAP net income (loss) per diluted share. Non-GAAP gross margin excludes non-cash expenses related to stock-based compensation, amortization of intangible assets, and acquisition-related costs. We further exclude expenses related to executive severance and litigation settlements from non-GAAP income from operations and non-GAAP net income.

Management believes that it is useful to exclude stock-based compensation expense because the amount of such expense in any specific period may not directly correlate to the underlying performance of the business operations.

The company has recently completed acquisitions that resulted in operating expenses that would not have otherwise been incurred. Management has provided supplementary non-GAAP financial measures, which exclude acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. Management considers these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the company’s control. Furthermore, the company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from the non-GAAP measures, management is better able to evaluate the ability to utilize its existing assets and estimate the long-term value that acquired assets will generate. The company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) professional service fees, recorded in operating expenses, which include third-party costs related to the acquisition, and legal and other professional service fees associated with diligence, entity formation and corporate structuring, disputes and regulatory matters related to acquired entities; (ii) transition and integration costs, recorded in operating expenses, which include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services provided by third parties; and (iii) acquisition-related adjustments which include adjustments to acquisition-related items such as being required to record acquired inventory at its fair value, resulting in a step-up in the inventory value, and having to reverse part of our valuation allowance in order to offset the deferred tax liability that was recorded based on differences between the book and  tax  basis of assets acquired and liabilities assumed. The step-up in inventory is recorded through cost of goods sold when the inventory is sold, resulting in a negative impact to our gross margin. Although these expenses are not recurring with respect to past acquisitions, the company will generally incur these expenses in connection with any future acquisitions.

The company excludes the amortization of acquired intangible assets from non-GAAP measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired. Although the company excludes amortization of acquired intangible assets from non-GAAP measures, management believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Furthermore, we believe it is useful to exclude expenses related to litigation settlements and executive severance because of the variable and unpredictable nature of these expenses which are not indicative of past or future operating performance. We believe that past and future periods are more comparable if we exclude those expenses.

Management believes these adjustments provide useful comparative information to investors. Non-GAAP results are presented for supplemental informational purposes only for understanding the operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Management urges investors to review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the business.

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,627	$34,813
Restricted cash	271	247
Short-term investments	41,467	22,970
Accounts receivable, net	29,992	24,727
Inventories	33,149	26,231
Prepaid expenses and other current assets	3,418	3,662
Total current assets	136,924	112,650
Property and equipment, net	7,419	6,463
Long-term investments	1,513	4,008
Intangible assets, net	25,675	23,120
Goodwill	21,855	16,809
Other assets	3,121	2,008
Total assets	$196,507	$165,058
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$22,953	$17,010
Accrued liabilities	9,397	8,912
Current portion of deferred revenue	2,151	1,553
Total current liabilities	34,501	27,475
Other long-term liabilities	879	701
Total liabilities	35,380	28,176
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 25,266,497 and 23,729,780 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	3	2
Additional paid-in capital	234,640	220,370
Accumulated deficit	(73,038)	(82,626)
Accumulated other comprehensive loss	(478)	(864)
Total stockholders’ equity	161,127	136,882
Total liabilities and stockholders’ equity	$196,507	$165,058

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Revenue	$64,742	$55,185	$176,386	$151,435
Cost of revenue	31,520	27,566	86,572	77,303
Gross margin	33,222	27,619	89,814	74,132
Operating expenses:
Research and development	10,347	9,190	30,246	26,708
Sales and marketing	12,692	10,852	36,082	32,101
General and administrative	5,109	5,407	16,413	15,279
Litigation settlement	—	—	—	400
Total operating expenses	28,148	25,449	82,741	74,488
Income (loss) from operations	5,074	2,170	7,073	(356)
Other income (expense), net:
Interest, net	125	12	224	17
Other income (expense), net	79	(89)	183	(306)
Total other income (expense), net	204	(77)	407	(289)
Income (loss) before income taxes	5,278	2,093	7,480	(645)
Income tax expense (benefit)	93	316	(2,441)	(9,585)
Net income	$5,185	$1,777	$9,921	$8,940
Net income per common share:
Basic	$0.21	$0.08	$0.40	$0.38
Diluted	$0.19	$0.07	$0.38	$0.37
Weighted-average number of shares:
Basic	25,050	23,424	24,551	23,307
Diluted	27,122	24,530	26,393	24,149

Stock-based compensation included in the consolidated statement of operations data (unaudited):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Cost of revenue	$66	$38	$185	$128
Research and development	1,031	789	3,210	2,493
Sales and marketing	883	496	2,831	1,605
General and administrative	1,048	660	2,965	1,707
Total stock-based compensation expense	$3,028	$1,983	$9,191	$5,933

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	September 30,
	2017	2016
	(unaudited)
Operating activities
Net income	$9,921	$8,940
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	2,703	2,402
Amortization of intangible assets	3,885	3,393
(Gain) loss on disposal of fixed assets	(1)	13
Provision for doubtful accounts	491	313
Investment discount and premium amortization	(57)	293
Stock-based compensation	9,191	5,933
Tax benefit from business acquisition	(2,415)	(9,402)
Changes in assets and liabilities:
Accounts receivable, net	(4,890)	(3,469)
Inventories	(5,347)	(6,776)
Restricted cash	(3)	—
Prepaid expenses and other current assets	390	1,740
Other assets	(1,002)	(341)
Accounts payable	3,495	2,333
Accrued liabilities	(1,675)	421
Deferred revenue	588	291
Other long-term liabilities	172	(451)
Net cash provided by operating activities	15,446	5,633
Investing activities
Purchases of available-for-sale investments	(52,472)	(10,147)
Proceeds from sales of available-for-sale investments	1,950	900
Proceeds from maturities of available-for-sale investments	34,580	33,858
Purchases of property and equipment	(3,003)	(1,780)
Business acquisitions, net of cash acquired	(7,881)	(32,891)
Net cash used in investing activities	(26,826)	(10,060)
Financing activities
Proceeds from exercise of options for common stock	11,290	3,021
Payments for taxes related to net share settlement of equity awards	(4,591)	—
Repurchase of common stock	(1,821)	(3,242)
Repayment of notes payable	—	(581)
Proceeds from revolving credit facility	—	5,000
Repayment of revolving credit facility	—	(3,500)
Payment of debt issuance costs	—	(89)
Net cash provided by financing activities	4,878	609
Effect of exchange rate changes on cash and cash equivalents	316	(41)
Net change in cash and cash equivalents	(6,186)	(3,859)
Cash and cash equivalents at beginning of period	34,813	29,530
Cash and cash equivalents at end of period	$28,627	$25,671
Supplemental disclosure of cash flow information
Cash paid for interest	$65	$164
Cash paid for taxes	1,120	858
Supplemental schedule of non-cash investing and financing activities
Business acquisitions holdback liability	1,068	—
Purchases of property and equipment financed by accounts payable	396	—
Net unrealized gains on available-for-sale investments	3	60

CONTROL4 CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(in thousands, except percentages and per share data)
Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	$33,222	$27,619	$89,814	$74,132
Stock-based compensation expense in cost of revenue	66	38	185	128
Amortization of intangible assets in cost of revenue	802	800	2,367	2,266
Acquisition-related costs in cost of revenue	37	533	165	2,173
Non-GAAP gross margin	$34,127	$28,990	$92,531	$78,699
Revenue	$64,742	$55,185	$176,386	$151,435
Gross margin percentage	51.3%	50.0%	50.9%	49.0%
Non-GAAP gross margin percentage	52.7%	52.5%	52.5%	52.0%

Reconciliation of Income (Loss) from Operations to Non-GAAP Income (Loss) from Operations:
Income (loss) from operations	$5,074	$2,170	$7,073	$(356)
Stock-based compensation expense	3,028	1,983	9,191	5,933
Amortization of intangible assets	1,334	1,221	3,885	3,393
Acquisition-related costs	17	1,140	446	3,460
Litigation settlements	—	—	—	400
Executive severance	—	—	—	157
Non-GAAP income (loss) from operations	$9,453	$6,514	$20,595	$12,987
Revenue	$64,742	$55,185	$176,386	$151,435
Operating margin percentage	7.8%	3.9%	4.0%	(0.2)%
Non-GAAP operating margin percentage	14.6%	11.8%	11.7%	8.6%

Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss):
Net income (loss)	$5,185	$1,777	$9,921	$8,940
Stock-based compensation expense	3,028	1,983	9,191	5,933
Amortization of intangible assets	1,334	1,221	3,885	3,393
Acquisition-related costs	17	1,446	(1,969)	(5,942)
Litigation settlements	—	—	—	400
Executive severance	—	—	—	157
Non-GAAP net income (loss) (1)	$9,564	$6,427	$21,028	$12,881
Non-GAAP net income (loss) (1) per common share:
Basic	$0.38	$0.27	$0.86	$0.55
Diluted	$0.35	$0.26	$0.80	$0.53
Weighted-average number of shares:
Basic	25,050	23,424	24,551	23,307
Diluted	27,122	24,530	26,393	24,149

(1) Excludes the calculated effect of non-GAAP adjustments on income tax expense of $0.4 million and $1.0 million for the three and nine months ended September 30, 2017.

CONTACT:

Investor Relations

Lauren Sloane

The Blueshirt Group

Tel: +1 415-217-2632

lauren@blueshirtgroup.com

or
Media
Control4
Brad Hintze, +1-801-619-4244
bhintze@control4.com

Source: Control4 Corporation